EXHIBIT 10.1

PROFESSIONAL SERVICES CONSULTING AGREEMENT

THIS AGREEMENT, effective as of the date of the last signatory hereto (the “Effective Date”), is by and between (“Client”) Yar Centre, located at 22 Patona Street, Lvov, Ukraine 79001 and ("Consultant"), Sand International Inc, located at 13 Stusa Street, Lvov Region, Zvirka, Ukraine, 8000.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree to the following:

1. Services: During the term of this Agreement, Consultant will provide consultation, guidance and technical assistance to CLIENT as outlined in the Scope of Work attached hereto as Exhibit A, which is incorporated by reference as if set forth at length herein. At the sole discretion of CLIENT, this Scope of Work may be reasonably modified, reduced or expanded.

2. Term of Agreement/Termination: The term of this Agreement shall be for 4 months beginning from the Effective Date, unless terminated earlier as provided herein. CLIENT may terminate this Agreement for any reason upon twenty (20) days advance written notice to Consultant. Consultant may terminate this Agreement in the event that CLIENT commits a breach of its material obligations hereunder, upon twenty (20) days advance written notice and where CLIENT does not cure the breach.

3. Payment: The CLIENT will pay to Consultant $100.00 per hour for services rendered to the CLIENT under this Agreement.  Invoicing should be on a monthly basis, beginning after the Consultant has completed his first four (4) weeks of service. Consultant shall have discretion in selecting the dates and times it performs consulting services throughout the month giving due regard to the needs of the CLIENT’s business.  Payment by CLIENT is due within thirty (30) days from receipt of an approved invoice. The CLIENT agrees to reimburse Consultant for all actual reasonable and necessary expenditures, which are directly related to the consulting services.  These expenditures include, but are not limited to, expenses related to travel (i.e. airfare, hotel, temporary housing, meals, parking, mileage, etc.), telephone calls, and postal expenditure.  Expenses incurred by Consultant will be reimbursed by the CLIENT within 15 days of Consultant’s proper written request for reimbursement.

4. Invoices/Reporting: All invoices submitted to CLIENT by Consultant for payment must include a written, task based report detailing the services actually and reasonably provided by Consultant to CLIENT along with the time spent by Consultant performing the same. Consultant shall certify in writing that each such invoice is complete and accurate. Payment is contingent on provision of such invoices. Consultant shall provide technical reports in accordance with the Scope of Work attached as Exhibit A.

5. Assignment: CLIENT has retained Consultant based, in part, upon his qualification to perform the Work. Consultant shall not assign his rights or obligations hereunder without the prior written consent of CLIENT. Neither shall he subcontract, either directly or indirectly, any of his responsibilities hereunder without the prior written consent of CLIENT.

6. Conflicts Of Interest: Consultant represents that there are no conflicts of interest, as defined by CLIENT policy concerning the same, between services to be rendered under this Agreement and Consultant's services and employment with other parties. If, during the course of this Agreement, Consultant becomes aware of facts which constitute or may give rise to a conflict of interest, Consultant shall immediately advise CLIENT, so that it may determine appropriate procedures for managing the same.

7. Relationship of Parties: The CLIENT and Consultant are independent contractors. Both parties acknowledge and agree that Consultant's engagement hereunder is not exclusive and that either party may provide to, or retain from, others similar such services provided that it does so in a manner that does not otherwise breach this Agreement. Neither party is, nor shall claim to be, a legal agent, representative, partner or employee of the other, and neither shall have the right or authority to contract in the name of the other nor shall it assume or create any obligations, debts, accounts or liabilities for the other.

8. Confidential Information

Other than in the performance of this Agreement, neither Consultant nor Consultant's employees, shall use or disclose to any person or entity any Confidential Information of CLIENT (whether in written, oral, electronic or other form), which is obtained from CLIENT or otherwise prepared or discovered either in the performance of this Agreement, through access to CLIENT and information (collectively, “Confidential Information”), or while on CLIENT's premises.

9. General Provisions:

(a) The failure by either party to enforce any provision of this Agreement or to timely insist on performance shall not constitute or be construed as a waiver of any right to strictly enforce a contractual provision.

(b) Any notice provided for in this Agreement shall be in writing and deemed to have been received if sent by certified mail, postage pre-paid.

(c) The provisions of this Agreement shall be governed by the laws of Ukraine, and the parties agree that any disputes resulting from or related to this Agreement are to be settled by the Court of Arbitration at the Ukrainian Chamber of Commerce in Kiev pursuant to the Rules of this Court.

(e) This Agreement constitutes the entire understanding between the parties regarding this matter and merges any and all prior discussions, representations, promises, and warranties within its scope. There are no representations, warranties or promises not expressly set forth in this Agreement. Except as expressly set forth herein, this Agreement may not be modified, renewed, or extended, except in writing, signed by both parties.

IN WITNESS WHEREOF, the parties hereunder have executed this Agreement on April 25, 2014.

CLIENT:

Yar Centre

22 Patona Street

Lvov Ukraine 79001

By:    /s/ Yaroslav Pysarchuk

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Title:  Manager

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CONSULTANT:

Sand International Inc.

13 Stusa Street, Lvov Region,

Zvirka, Ukraine, 8000

Phone # 380-325728055

By:    /s/ Aliaksandr Savelyeu

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Title:  Director

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E X H I B I T  A

SCOPE OF WORK

Sand International Inc. (“Consultant”), located at 13 Stusa Street, Lvov Region, Zvirka, Ukraine, 8000 has been contracted by Yar Center ("Client") located at 22 Patona St, Lvov, Ukraine 79001 to provide consulting service in the radiofrequency electromagnetic field  detection, shielding and protection. CLIENT is interested in having Sand International Inc. provide CLIENT with such services, and Sand International Inc. desires to provide such services to CLIENT, all pursuant to the terms and conditions of this Agreement. CONSULTANT’s specific areas of services include but are not limited to the following:

Location to be measured:

1.

detached building at 22 Patona Street, Lvov Ukraine 79001. Measurement of the radiofrequency electromagnetic field intensity levels will be taken at 12 different locations around the site. Six measuments will be taken outside of the building where the public has general access and six measuments will be taken inside of the building.

Services to be provided:

1.

incorporate facility check to establish areas of concerns for the building located at 22 Patona Street, Lvov Ukraine 79001;

2.

measure the radiofrequency electromagnetic field intensity levels both inside and outside of the building;

3.

prepare assessment surveys;

4.

offer advice on how to protect clients from potentially damaging radiation;

5.

prepare a written recommendation for shielding of the radiofrequency electromagnetic fields levels;

6.

give written recommendations or instructions via phone, mail or email regarding any CLIENT’s questions that are not mentioned above, but are related to electromagnetic fields detection, shielding and protection.

Method:

1.

all readings will be taken as a percentage of the general population limit and will be measured over a seven minute period;

2.

both the cumulative total maximum value and the seven minute time averaging radio frequency intensity values will be logged for each radio frequency probe.